2:

EMPLOYMENT AGREEMENT
	THIS EMPLOYMENT AGREEMENT (Agreement) is made and entered into this 6th
	day of November, 2003, by and between Invisa, Inc., a Nevada corporation,
	(the Company) and Herb M. Lustig (Employee).
R E C I T A L S:
	WHEREAS, Employee wishes to be employed by the Company, and the
	Company wishes to employ the Employee.
	WHEREAS, the parties acknowledge that the Company has advised
	Employee that the auditor s opinion which accompanies the Company s
	Financial Statements for the year ended December 31, 2002, expressed
	concern over the Company s ability to remain a going concern.
	WHEREAS, the parties further acknowledge that the Company has
	informed Employee that GM Capital Partners, Ltd. is its exclusive
	consultant in matters relating to capital formation, and Employee
	has advised the Company that he met with GM Capital Partners, Ltd.
	concerning GM Capital Partners, Ltd.s future capital plans, and the
	Company has advised Employee that the statements, opinions and
	representations of GM Capital Partners, Ltd. are its own and do not
	constitute representations or promises of the Company.
	WHEREAS, the Company and the Employee are desirous of setting
	forth in this definitive Employment Agreement their respective
	rights and obligations in respect to Employee s employment with the
	Company.
	NOW, THEREFORE, in consideration of Employee s employment and
	in consideration of the mutual promises in this Agreement, and
	for additional good and valuable consideration, the receipt and
	sufficiency of which are acknowledged by the parties hereto, the
	Company and the Employee agree as follows:
	1.	Employment and Term. On the terms and subject to the
		conditions of this Agreement, the Company agrees to employ
		the Employee and the Employee accepts such employment.
		Employee s employment under this Agreement shall commence
		on the date hereof, and shall continue in effect for a
		period of 38 months from the date hereof and it shall
		terminate at the end of said 38-month period (Termination Date),
		unless earlier terminated pursuant to Paragraph 6 hereinbelow.
	2.	Duties. The Employee is employed by the Company to perform
		the duties specified from time to time by Board of Directors
		and as set forth on Exhibit A which is attached hereto,
		incorporated herein and made a part hereof (Duties).
	3.	Compensation. As compensation for Employee performing
		the Duties, the Company shall pay Employee the compensation,
		as set forth on Exhibit B which is attached hereto,
		incorporated herein and made a part hereof (Compensation).
	4.	Vacations. Employee shall be entitled each year to a vacation
		as provided in Exhibit B, during which time Employee s
		Compensation shall be paid in full.
	5.	Fringe Benefits and Reimbursement of Expenses.
		a. Employee shall be entitled to participate in any group
		plans or programs maintained by the Company, if any,
		such as health insurance or other related benefits as
		may be in effect from time to time and offered to the
		other employees of the Company (Benefits).
		b. Company acknowledges that it will pay for reasonable
		expenses incurred by Employee in furtherance of his duties
		to the Company which shall include, without limitation,
		expenses for entertaining, travel and similar items. All
		such expenses will be in incurred in accordance with policies
		adopted by the Company from time to time.
		c. The Company shall provide Employee actual gasoline
		expenses for Company business at IRS rates.
	6.	Termination of Employment.
		6.1	Prior to the Termination Date, this Agreement and
		all the rights and obligations of the parties hereto shall
		terminate immediately: (i) in the event of the Employee s
		death; or (ii) if the Company ceases to conduct business.
		6.2	Prior to the Termination Date, the Company may,
		upon written notice to the Employee, immediately thereafter
		terminate the Employee s employment for proper cause,
		pursuant to the grounds set forth herein (For Cause), and
		in the event of such For Cause termination, the Employee
		shall not be entitled to any Compensation or Lump Sum
		Severance Package Compensation as hereinafter defined
		following the date set forth on the written notification of
		such For Cause termination, other than options that are fully
		vested as of the date of the For Cause termination. The grounds
		for For Cause termination are the occurrence of any of
		the following: (i) felony conviction of Employee;
		(ii) Employee s engagement in illegal business practices
		in connection with the Company s business; (iii) Employee s
		intentional and material misappropriation of the Company s
		assets; (iv) the Employee s material breach of:
		Company policies; this Agreement; the Covenant Not To Compete
		Agreement attached hereto as Exhibit C; the Confidentiality/Waiver
		of Interest Agreement attached hereto as Exhibit D. With respect
		to a For Cause termination under (iv), the written notice
		will provide the Employee 10 days within which to cure
		the breach (Cure Period), and if same is not cured within
		that period, the For Cause termination will become immediately
		effective. With regard to the Covenant Not to Compete Agreement
		attached as Exhibit C and the Confidentiality/Waiver of
		Interest Agreement attached as Exhibit D, the Cure Period will
		run concurrently with (and not be in addition to) the Mediation
		Period as defined in Exhibits C and D.
		6.3	Prior to the Termination Date, the Company may, upon
		30 days written notice to the Employee, immediately thereafter
		terminate the Employee s employment without cause (For Cause
		being limited to the grounds set forth in Paragraph 6.2
		herein above).  In the event of such without cause termination,
		the Company shall pay to Employee, a lump sum severance payment
		in an amount equal to the Compensation (as set forth on Exhibit B)
		and Benefits as described in Paragraph 5 hereinabove, which would
		have been due and owing to Employee during the 12 month period
		following the date of such termination as if such termination
		had not occurred (Lump Sum Severance Package Compensation).
		The Lump Sum Severance Package Compensation shall be paid to
		Employee within 30 days of the termination.
		6.4	Notwithstanding anything to the contrary contained
		in this Agreement, Employee shall be not terminated under
		section 6.2 or 6.3 of this Agreement because of any medical
		or heath condition unless Employee is deemed disabled which
		for purposes of this Agreement shall be defined as follows:
		(1) Employee has been declared legally incompetent by a final
		court decree (the date of such decree being deemed to be the
		date on which the disability occurred); or (2) Employee has
		been found to be disabled pursuant to a Disability
		Determination. A Disability Determination means a finding
		that Employee, because of a medically determinable disease,
		injury, or other mental or physical disability, is unable to
		perform substantially all of his regular duties to the Company
		and that such disability is determined or reasonably expected
		to last at least nine (9) months. The Disability Determination
		shall be based on the written opinion of the physician regularly
		attending the Employee regarding the disability is in question.
		The date of such written opinion is the date on which the disability
		will be deemed to have occurred. If Employee is terminated in
		accordance with the provisions of this paragraph, Employee shall
		receive a lump sum disability severance payment in an amount equal
		to the Compensation (as set forth on Exhibit B) and Benefits as
		described in Paragraph 5 hereinabove which would have been due
		and owing to Employee during the nine-month period following
		the date of such termination (Lump Sum Disability Severance
		Package Compensation). The parties acknowledge and agree that
		0in the event of termination under (1) or (2) of this Paragraph,
		the sole severance package compensation Employee shall be
		entitled to receive from the date of such termination shall
		be the Lump Sum Disability Severance Package Compensation
		and no other compensation, other than options that are fully
		vested as of the date of the termination. The Lump Sum Disability
		Severance Package Compensation shall be paid to Employee
		within 30 days of the termination.
		6.5	Prior to the Termination Date, the Employee may,
		upon 30 days written notice to the Company, terminate Employee s
		employment with the Company, and in such event, Employee shall
		not be entitled to any compensation following the date of such
		termination, other than options that are fully vested as
		of the date of the termination.
		6.6	In the event this Agreement is not terminated prior
		to its Termination Date as set forth hereinabove in this
		Paragraph 6, then in such event this Agreement shall terminate
		upon the Termination Date.
		6.7	Notwithstanding anything to the contrary in this
		Agreement, the Covenant Not to Compete Agreement or the
		Confidentiality/Waiver of Interest Agreement, Employee
		may terminate this Agreement if, in the aggregate, the
		Company misses two pay periods. A missed pay period shall
		be defined as a pay period where the missed payment has
		not been cured within seven days of its due date. In the
		event Employee terminates under this Paragraph, said
		termination will not be deemed For Cause and Employee shall
		be entitled to the Lump Sum Severance Package Compensation.
	7.	Non-Competition. Simultaneously with his execution of this
		Agreement, Employee shall execute a Covenant Not to Compete
		Agreement with the Company, as set forth on Exhibit C which
		is attached hereto, incorporated herein and made a part hereof.
		The parties acknowledge and agree that the mediation provisions
		and remedy provisions of the Covenant Not to Compete Agreement
		as set forth in Paragraphs 4 and 5 respectively thereof are
		the dispute resolution and remedy provisions that govern the
		parties under the Covenant Not to Compete Agreement, and
		Paragraph 13 of this Agreement is not applicable thereto.
	8. 	Confidentiality/Waiver of Interest. Simultaneously with
		his execution of this Agreement, Employee shall execute a
		Confidentiality/Waiver of Interest Agreement with the Company,
		as set forth on Exhibit D which is attached hereto,
		incorporated herein and made a part hereof. The parties
		acknowledge and agree that the mediation provisions and
		the remedy provisions of the Confidentiality/Waiver of
		Interest Agreement as set forth in Paragraphs 7 and 8
		respectively thereof are the dispute resolution and remedy
		provisions that govern the parties under the Confidentiality/Waiver
		of Interest Agreement, and Paragraph 13 of this Agreement
		is not applicable thereto.
	9.	Notices. Any notice provided for in this Agreement must be
		in writing and must be either personally delivered or mailed
		by certified mail, return receipt required, to the recipient
		at the address indicated below:
To the Company:			To the Employee:
Invisa, Inc.				Herb M. Lustig
4400 Independence Court		c/o Michael E. Siegel, Esq.
Sarasota, FL  34234			Livingston, Patterson & Strickland, P.A.
46 North Washington Boulevard, Suite 1
Sarasota, FL  34236
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.
10.	Severability. In the event that any provision of this Agreement
	shall be held to be unreasonable, invalid, or unenforceable for any
	reason whatsoever, the parties agree that: (i) such invalidity or
	unenforceability shall not affect any other provision of this
	Agreement and the remaining covenants, restrictions, and provisions
	hereof shall remain in full force and effect; and (ii) any
	arbitrator or arbitration panel, as the case may be, may so modify the
	objectionable provision as to make it valid, reasonable, and
	enforceable, and such provision, as so modified, shall be valid and
	binding as though the invalid, unreasonable, or unenforceable
	portion thereof had not been included therein.
11.	Complete Agreement. This Agreement contains the entire agreement of
	the parties and supersedes and preempts any prior understandings,
	agreements or representations between Employee and Company regarding
	the employment of Employee.
12.	Counterparts. This Agreement may be simultaneously executed in two
	counterparts, each of which shall be an original, and all of
	which shall constitute but one and the same instrument.
13.	Mediation/Arbitration Provision. The parties shall in good faith
	endeavor to resolve all claims or disputes arising from or relating
	to the terms of this Agreement first by mediation through a
	mediator selected by the parties and if not resolved by mediation,
	then the parties agree to resolve all claims or disputes by binding
	arbitration in accordance with this Section. The party seeking mediation
	shall submit a written notice for mediation to the other party
	(the Notice). The parties shall agree on a mediator and mediation
	date within ten business (10) days from the date of the Notice. If
	the parties are unable to agree upon a mediator
	and mediation date
	within ten (10) days from the date of the Notice, the matter shall,
	within twenty (20) days from the date of the Notice, be referred
	to the American Arbitration Association for final and binding
	arbitration. If the matter is mediated but not resolved by mediation,
	the matter shall, within ten (10) days from the last mediation
	proceeding, be referred to the American Arbitration Association
	for final and binding arbitration. The arbitration proceedings
	shall take place in Sarasota County, Florida and shall be governed
	by the Florida Arbitration Code and the rules pertaining to
	commercial arbitration of the American Arbitration Association
	then in effect (except the provisions of this paragraph
	shall govern if in conflict with such rules). There shall
	be one arbitrator if the amount in controversy is less
	than twenty four thousand dollars ($24,000), and otherwise
	there shall be three arbitrators. The arbitration award may
	be entered in any court of competent jurisdiction, as
	provided for in this Agreement, for an order of enforcement
	if necessary. The costs of the arbitration shall be divided
	equally between the parties. No party shall be entitled to
	recover attorneys fees incurred in any arbitration proceeding
	from the other party. However, if either party is required
	to take legal action to enforce or collect the award, the
	prevailing party in such legal action shall be entitled
	to collect all costs and reasonable attorney s fees and
	other expenses from the other party.
14.	Amendments/Waivers. This Agreement may only be modified,
	amended, or waived by a writing duly authorized and
	executed by all parties.
15.	Draftsman. In construing this Agreement, neither of
	the parties hereto shall have any term or provision
	of this Agreement construed against such party solely
	by reason of such party having drafted same as each
	provision of this Agreement is deemed by the parties
	to have been jointly drafted by the Company and the Employee.
16.	Permitted Activities. It is acknowledged that Employee
	serves on the Board of Directors of Expanse Networks,
	a company whose business is not in competition with that
	of the business of the Company. The Company hereby
	permits the Employee to continue his service on said
	Board of Directors and Employee represents and warrants
	to the Company that his service on Expanse Network s Board
	of Directors will not interfere with his performance of
	his duties for the Company on a full-time basis as described
	in this Agreement. Upon the approval of the Company, which
	approval shall not be unreasonably withheld or delayed,
	Employee may serve on other Boards of Directors of
	companies whose businesses are not in competition with
	that of the business of the Company and where the Employee s
	service on such Boards will not interfere with the
	performance of his duties for the Company on a full-time
	basis as described in this Agreement.
17.	SEC Compliance. Employee acknowledges that the Company,
	as of the date hereof, is a Reporting Company under the
	Securities Exchange Act of 1934 as amended (the Act). While
	the Company remains a Reporting Company, its officers and
	directors, and certain shareholders are required to file
	periodic reports under Section 16, as it relates to the
	ownership, acquisition and disposition of their equity
	of Invisa, Inc. Employee agrees that he will timely file
	Section 16 reports regarding his equity ownership of
	Invisa, Inc. Employee further agrees that he will abide
	by Regulation FD and Invisa, Inc. s written policies as
	may adopted from time to time regarding insider trading
	and disclosure of non-public information.
18.	Special Bank Account. The Company has opened a special
	bank account (Special Bank Account). The authorized
	signatures of the Special Bank Account are Robert
	Knight and Joseph F. Movizzo. Funds deposited into the
	Special Bank Account will only be used to pay Employee s
	Lump Sum Severance Package Compensation, as more
	specifically set forth
	in Paragraph 6.3 or the Lump
	Sum Disability Severance Package Compensation, as
	more specifically set forth in Paragraph 6.4,
	as the case may be. The Special Bank Account will
	be maintained for the initial year of this Employment
	Agreement, and thereafter, the funds therein will be
	released to the general working capital of the Company.
	The Company confirms that it has deposited $250,000
	into the Special Bank Account.
19.	Governing Law. This Agreement shall be governed by and
	construed in accordance with the laws of the State of Florida.
	IN WITNESS WHEREOF, the parties have executed this
	Agreement on the day and year first above written.
THE COMPANY:						EMPLOYEE:
Invisa, Inc.


By:___/s/ Joseph F. Movizzo__________	__/s/_Herbert M. Lustig___________
   Joseph F. Movizzo			Herb M. Lustig
	Director and Authorized Representative



By:	___/s/_Robert W. Knight____________
	Robert W. Knight
	Director and Authorized Representative

EMPLOYMENT AGREEMENT

between Invisa, Inc.

and

Herb M. Lustig


	In accordance with Paragraph 2,
Employee shall perform the following duties:

Chief Operating Officer:

From November 1 to December 31, 2003, Employee shall be employed as the Chief Operating Officer
(COO) of the Company. As COO, Employee shall work with the Company Board of Directors to establish all revenue targets for the Company, including those for systems, hardware, development contracts and licensing.
In addition, COO shall have the final decision making authority for all budgeting and personnel issues. All Company employees other than the President shall report directly to the COO.
COO shall report directly to the Board of Directors.

Chief Executive Officer:

Commencing January 1, 2004 and continuing through the term of the Agreement, Employee shall be employed as the Chief
Executive Officer (CEO) of the Company. As CEO, Employee shall be in charge of, and have the final decision making authority for the day to day management and operations of the company which shall include without limitation budgeting, marketing, research and development and personnel. For purposes of this Agreement, personnel shall include the selection, recruitment, hiring, promotion and termination of employees, consultants and independent contractors. All employees of the Company including, without limitation, all officers of the Company, shall report directly to the CEO, except Stephen A. Michael, the current CTO who shall report to the Board of Directors. The CEO shall report directly to the Board of Directors and shall work with the Board of Directors to establish all revenue targets for the Company, including those for systems, hardware, development contracts and licensing.

Exhibit B


EMPLOYMENT AGREEMENT

between Invisa, Inc.
and
Herb M. Lustig

In accordance with Paragraph 3, Employee shall be paid the following Compensation payable as set forth below:
1.	The salary to be paid by Employer hereunder shall be
	$195,000 per year, gross salary, payable monthly in
	two increments (less customary withholding for federal
	and state employment taxes).
2.	Four weeks vacation.
3.	Stock Option.
	As soon as practicable after the date of the Employment Agreement,
	but in no event later than the 30th day after the date of the Employment Agreement, the Company will grant to the Employee options (Options) to purchase up to 1,400,000 shares of the Company s common stock. To the maximum extent permitted by law, such Options shall
	be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The balance of the options shall
	be non-qualified options. The option exercise price for the Options shall equal the average trading price of the Company s common stock
	on the over-the-counter market for the ten business days immediately preceding the date of the Employment Agreement. The Options will
	be subject to the terms and conditions specified below and such other terms and conditions as reasonably agreed to by the Company and the Employee and set forth in the Option Agreements which will evidence the grant of the Options. The Options:
a.	will vest as to 233,340 shares of the common stock subject
	to the Options on June 30, 2004, and as to an additional 116,666
	shares of the common stock subject to the Options on each of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005, September
	30, 2005, December 31, 2005, March 31, 2006, September 30, 2006 and
	December 31, 2006;
b.	will provide for acceleration in full of vesting upon the closing of
	(A) a sale, merger or other transaction by one or more of the shareholders of the Company of more than 50% of the Company s common stock to a person or entity which is not directly or indirectly related to, or affiliated with, the seller(s) of such common stock;
	(B) a sale or exchange of substantially all of the assets of the Company; or (C) a change of control of the Company;

c.	will have a term of 10 years from the date of grant, and will
	not be subject to earlier termination in the event of the termination of the Employee s employment with the Company
	for any reason (including, without limitation, cause, death,
	disability or a
	change of control) and notwithstanding anything to the contrary set forth in the Employment Agreement, any fully vested shares of common stock which are the subject of the Option shall not be subject to termination in the event of the termination of the Employee s employment with the Company for any reason (including, without limitation, cause, death, disability or a change of control);
d.	will have customary anti-dilution protection, including
	protection against any extraordinary dividend made by the
	Company; and
e.	will not subject any shares acquired upon exercise of the
	Options to any transfer restrictions (other than compliance with applicable securities laws), lock-up provisions or repurchase rights in favor of the Company or any other
	person; and
f.	will provide that the option exercise price may be paid
	in cash or in shares of Company common stock owned by the Employee for at least six months.

If the Company desires to grant the Options under its 2003
Incentive Plan (2003 Plan), it must first amend such 2003 Plan, as soon as possible after the date hereof, to (a) eliminate or carve-out the Options granted to Employee from the provisions of Sections 6.6, 6.7, 10.1 and 10.2 thereof relating to repurchase, early termination and right of first refusal rights, (b) provide that fair market value will be based on the trading price on the over-the-counter market or other applicable securities market or exchange, and (c) will expand the anti-dilution provision in Section
4.2 of the 2003 Plan to include mergers, separations and extraordinary cash or non-cash dividends or distributions. The Company shall also use its best efforts to cause any shares of Company common stock acquired upon exercise of the Options to be covered by a Form S-8 or other form of Registration Statement, which shall be filed as soon as practicable after the date of grant, but in any event no later than ten months from the date of the Employment Agreement.
4.	Relocation Allowance
Within 30 days of the full execution of this Agreement, the Company shall pay to Employee $15,000 as a relocation allowance.
5.	Transitional Eight Week Expense Reimbursement
In addition to the expense reimbursement pursuant to Paragraph
5b of this Agreement, the Company shall, in accordance with the same terms as set forth in Paragraph 5, reimburse the Employee for lodging, food, car rental, air travel, and other related temporary living transitional expenses over the initial eight week period following the date hereof.

Covenant Not to Compete
Invisa, Inc.

	This Covenant Not to Compete is made and entered
	into by and between Invisa, Inc., a Nevada corporation (hereinafter referred to as the Company), and Herb M. Lustig (hereinafter referred to as the Second Party).
R E C I T A L S:
	WHEREAS, the Company is in the business of developing, manufacturing and marketing safety and security systems
	based upon proprietary technology; and
	WHEREAS, Second Party is an employee of the Company; and
	WHEREAS, Second Party acknowledges that the Company s
	business activities extend throughout the world; and
	WHEREAS, Second Party acknowledges that through such
	consulting or employment he has and/or will acquire a
	special knowledge of the processes, technologies,
	drawings, designs and methods of manufacture of the
	Company s products; and the clients, accounts, business
	lists, prospects, records, corporate policies, operational
	methods and techniques and other useful information and
	trade secrets of the Company (hereinafter all collectively
	referred to and defined as Confidential Information); and
	WHEREAS, Second Party acknowledges that the Company s
	legitimate business interests include the Confidential
	Information and the Company s customer goodwill
	(hereinafter referred to and defined as the Company s
	Legitimate Business Interests) and that the Company s
	Legitimate Business Interests would be harmed if Second
	Party engaged in competitive activities with the Company
	anywhere in the United States of America; and
	WHEREAS, the Company and Second Party, pursuant to the
	provisions of Florida Statute 542.33 and 542.335 and
	the provisions of this Agreement, wish to enter into
	an agreement as embodied herein whereby Second Party
	will refrain from owning, managing, or in any manner
	or capacity working for a business conducting business
	activities which are in competition with those of the
	Company as defined herein and from soliciting customers
	of the Company and employees of the Company for competitive purposes as defined herein during Second Party s employment
	with the Company and during the period of two years after
	Second Party s cessation of employment with the Company
	in the geographical location of anywhere within the
	United States of America.
	NOW, THEREFORE, in consideration of the premises and
	the respective covenants and agreements of the parties
	herein contained, and for additional good and valuable consideration the receipt and sufficiency of which are
	acknowledged by the parties, including, but not limited to,
	the Second Party s employment with the Company and the
	continuation of the Second Party s employment with the
	Company, the parties mutually agree as follows:
	1.	Confirmation of Recitals - The foregoing
	recitals are true and correct and are hereby ratified
	and confirmed by the parties and made an integral part
	of this Agreement; as such, the recitals shall be
	used in any construction of this Agreement,
	especially as it relates to the intent of the parties.
	2.	Definition of Competition For purposes of
	this Agreement:
a.	Except as set forth in c. and d. below, Competition
	shall mean the creation, development, manufacture
	or sale of products or systems using presence sensing
	technology, based upon capacitance and/or near field
	(two meters or less) radio frequency, developed or
	acquired by the Company on an exclusive basis.
b.	Competition shall also mean the creation,
	development, manufacture or sale of products or
	systems that are based upon any other technology
	developed or acquired by the Company on an exclusive
	basis (New Technology).
c.	Unless the based upon items below are part of New
	Technology, Competition shall NOT mean the creation,
	development, manufacture or sale of products or systems
	used for sensing that are based upon lenses, beams,
	or emitters (current examples being passive infrared,
	heat detection, microwave, radio frequency (which is
	not in combination with capacitance and which is
	limited to far field [greater than two meters]),
	laser, ultrasonic, cameras, or systems based on beams
	of light).
d.	Competition shall NOT mean the creation, development,
	manufacture, sale or resale of products or systems
	which would otherwise be within the definition of
	Competition, but which have been expressly authorized
	or sanctioned by the Company through the sale of products,
	license, distribution, or other written agreements.
	3.	Non-Compete - The Second Party will not do,
	or intend to do, any of the following, either
	directly or indirectly, during Second Party s
	employment with the Company and during the period
	of two (2) years (but not more than two years)
	after Second Party s cessation of employment
	with the Company, anywhere within in the United
	States of America:
a.	Own, manage, operate, control, consult for,
	be an officer or director of, work for, or be employed
	in any capacity by any company or any other business,
	entity, agency or organization  which conducts operations
	or activities that are in Competition with those of
	the Company; or
b.	Solicit prior, current or future customers of the Company
	for any purpose in Competition with the Company; or
c.	Solicit any current or future employees employed by
	the Company without the Company s consent.
	The Second Party and Company agree that the phrase
	Second Party s cessation of employment with the
	Company as used in this Agreement, refers to any
	separation of Second Party from his employment at the
	Company either voluntarily or involuntarily, either
	with cause or without cause, or whether the separation
	is at the behest of the Company or the Second Party
	(hereinafter referred to and defined as Second Party s
	Cessation of Employment). For purposes of this
	Agreement and for purposes of determining activity
	which is covered by the non-compete provisions of
	this Agreement, Second Party s Cessation of
	Employment shall not include termination of
	employment by the Company without cause unless
	all severance obligations of the
	Company are being
	fully and completely honored and satisfied by the
	Company.  In the event that the Company terminates
	Second Party s employment without cause and fails
	to fully and completely honor and satisfy the
	severance provisions, this Covenant Not to Compete
	shall be unenforceable and of no effect.
	4.	Mediation. In the event the Company deems
	that Second Party has breached this Agreement,
	the Company and Second Party agree that prior
	to the Company pursuing its remedies under Paragraph
	5 below, the Company and Second Party shall,
	in good faith, endeavor to resolve all claims or
	disputes arising from or relating to the terms of
	this Agreement, first by mediation. The mediation
	shall be conducted by a mediator selected by the
	parties, and shall be concluded not more than 10
	business days following the Company s delivery
	of notice of breach to the Second Party (the Mediation
	Period). In the event the parties are unable to
	reach a resolution during the Mediation Period,
	the Company shall then be entitled to seek relief in
	accordance with Paragraph 5. The parties acknowledge
	and agree that the Cure Period as defined in
	Paragraph 6.2 of the Employment Agreement between the
	Second Party and the Company to which this Agreement
	is attached as Exhibit C, shall run concurrently
	with (and not be in addition to) the Mediation Period.
	5.	Injunction and Damages - Second Party agrees
	that this Agreement is important, material, confidential,
	and gravely affects the effective and successful conduct
	of the business of the Company, and it effects its
	reputation and good will and is necessary to protect
	the Company s Legitimate Business Interests.
	Second Party recognizes and agrees that the
	Company will suffer irreparable injury in the event
	of Second Party s breach of any covenant or agreement
	contained herein and cannot be compensated by monetary
	damages alone, and Second Party therefore agrees that
	the Company, in addition to and without limiting any
	other remedies or rights that it may have, either under
	this Agreement or otherwise, shall have the right to
	obtain injunctive relief, both temporary and permanent,
	against the Second Party from any court of competent
	jurisdiction (Court) if granted by the Court. Second Party
	further agrees that in the event of Second Party s breach
	of any covenant or agreement contained herein, the Company,
	in addition to its right to obtain injunctive relief,
	shall further be entitled to seek damages, including,
	but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees
	to pay the Company s reasonable attorney s fees and costs for enforcement of this Agreement, if the Second Party breaches
	this Agreement.
	6.	Miscellaneous - Wherever used in this Agreement,
	the phrase directly or indirectly includes, but is not limited to Second Party acting through Second Party s wife, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents, associates or entities with which
	 Second Party is affiliated with in any capacity. Upon approval of a majority of the Company s Board of Directors, the Company may waive a provision of this Agreement only in a writing signed by a representative of the Board of Directors
	 of the Company and specifically stating what is waived.
	The rights of the Company under this Agreement may be assigned; however, the covenants, warranties, and obligations of the Second Party cannot be assigned without the prior written approval of the Company. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict this Agreement in any way. This Agreement survives after the Second Party s Cessation of Employment. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second
	Party and the Company.  This

	Agreement is intended to be a
	valid contract under Sections 542.33 and 542.335, Florida Statutes. In the event a court of competent jurisdiction determines any covenant set forth herein to be too broad to be enforceable
	or determines this Agreement to be unreasonable, then said
	court may reduce the geographical area and/or the length
	of time provisions herein, in order to make this Agreement enforceable and reasonable. This Agreement shall be governed
	by Florida law. The parties agree that venue for any action
	brought under this Agreement shall be in Sarasota County,
	Florida. In construing this Agreement, neither of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted same as
	each provision of this Agreement is deemed by the parties to
	have been jointly drafted by the Company and Second Party.
	7.	Second Party Acknowledgment - The Second Party
	acknowledges that he has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.
	Executed this __6th__ day of November 2003.

	INVISA INC.			SECOND PARTY



By:	___/s/ Joseph F. Movizzo____________/s/_Herbert M. Lustig___________
	Joseph F. Movizzo		Herb M. Lustig
	Director and Authorized Representative



By:	____/s/ Robert W. Knight____________
	Robert W. Knight
	Director and Authorized Representative

Confidentiality/Waiver of Interest Agreement
	THIS AGREEMENT is made and entered into by and between Invisa, Inc., a Nevada
	corporation (hereinafter referred to and defined as the Company) and Herb M.
	Lustig (hereinafter referred to and defined as the Second Party).
	WHEREAS, the Company is in the business of creating, developing, manufacturing
	 and marketing safety and security systems using technology, based upon radio
	frequency and/or capacitance sensing developed or acquired by the Company on an
	 exclusive basis (the Technology).
	WHEREAS, the Company is the owner of the Technology, and all future inventions,
	 improvements, modifications or alterations to the Technology; and
	WHEREAS, Second Party is an employee and officer of the Company who stands
	to benefit if the Company is successful and profitable through meeting its
	business goals and objectives; and
	WHEREAS, Second Party is fully aware and knowledgeable of the
	Company s products utilizing the Technology in existence as
	of the date hereof (Products); and
	WHEREAS, Second Party recognizes that by virtue of Second Party s relationship
	 with the Company, Second Party has or will acquire a special knowledge of the
	Company s Confidential Information as defined in Paragraph 4 of this Agreement
	(Confidential Information) and the Information as defined in
	Paragraph 5 of this Agreement (Information); and
	WHEREAS, Second Party acknowledges that the Company s Confidential
	Information and the Information represent valuable, special and
	unique assets of the Company; and
	WHEREAS, Second Party acknowledges that the Company s legitimate
	business interests include the Confidential Information,
	Information, and the Company s customer goodwill
	(hereinafter referred to and defined as the Company s
	Legitimate Business Interests)
	and that the Company s Legitimate Business Interests
	would be harmed if Second Party would divulge or disclose
	the Confidential Information or the Information to any
	third-party while the Second Party is an Employee of
	the Company, or thereafter as set forth in this Agreement; and
	WHEREAS, in addition to the foregoing, the Second Party
	acknowledges that it is in Second Party s and the Company s
	best interest that the Technology and any future
	improvements, modifications, or alterations to the
	Technology, and any products
	related thereto developed by or with the assistance of
	Second Party shall be the exclusive property of the Company.
	NOW, THEREFORE, in consideration of the premises and the
	respective covenants and agreements of the parties herein
	contained, and for additional good and valuable consideration
	the receipt and sufficiency of which are acknowledged by
	the parties, including, but not limited to, the Second Party s
	employment with the Company and the continuation of the Second
	Party s employment with the Company,
	the parties mutually agree as follows:
	1.	Confirmation of Recitals.  The foregoing recitals are true
	and correct and are hereby ratified and confirmed by the parties
	and are made an integral part of this Agreement; as such, the
	recitals shall be used in any construction
	of this Agreement, especially as it relates to the intent of
	the parties.
	2.	Waiver of Interest.  Second Party acknowledges
	and agrees that the Company shall be the sole and
	exclusive owner of all rights in or to the Technology
	 and the Products and all drawings, designs, confidential
	ideas, trade secrets, documentation, annotation and other
	information related to the Technology and
	the Products whether developed by Second Party or otherwise,
	including any patent applications, patents, trade names,
	trademarks, and copyrights related thereto.
		Accordingly, Second Party irrevocably, perpetually,
	and absolutely assigns and relinquishes to the Company all
	right, title, claim or interest Second Party
	has or may have in or to the Technology and the Products
	and all drawings, designs, confidential ideas, trade
	secrets, documentation, annotation and other information
	related to the Technology and the Products, whether developed
	by Second Party or with the assistance of Second Party,
	including any patent applications, patents,
	trade names, trademarks and copyrights related thereto, and
	Second Party agrees to execute any and all documentation
	necessary to effectuate the above described
	transfer of ownership.
	3.	Future Improvements.  Second Party acknowledges
	and agrees that the provisions of Paragraph 2 above shall
	govern and apply to any improvements,
	modifications or alterations to the Technology and the
	Products as fully and completely it as applies to the
	Technology and the Products in existence
	on the date hereof. Second Party further acknowledges
	and agrees that the provisions of Paragraph 2 above shall
	govern and apply to any new technologies
	and products of the Company and any improvements,
	modifications, or alterations to new technologies and products
	of the Company.
	4.	Confidential Information. As used in this Agreement, Confidential
	Information shall mean any information and data, including but not by way
	of limitation, the following: product information, sources of supply,
	contractual relationships, other advantageous relationships, prototypes,
	sales, marketing and distribution strategies, customer lists, financial
	information, and any other information and data, whether in oral, written,
	or electronic form. The information and data covered under this Paragraph
	shall be deemed Confidential Information only if all of the following
	criteria are satisfied: 1) the information and data relates to the business
	of the Company; 2) the information and data are the property of the Company;
	and 3) the information and data has been designated or marked confidential.
	Second Party shall maintain the Confidential Information, on a confidential
	basis, and not disclose nor divulge same to any third party, during the term
	of Second Party s Employment Agreement with the Company and for a period of
	two years thereafter, except as otherwise provided below:
(a)	with advance approval of the Company;
(b)	information already in the possession of a third party and not disclosed
	to said third party by Second Party;
(c)	information which is part of the public domain;
(d)	information which is disclosed pursuant to a lawful requirement or good
	faith obligation to a governmental agency;
(e)	information which was developed independently by the Second Party not
	in violation of this Agreement.
	5.	Five-Year Non-Disclosure. Second Party agrees that he will keep
	confidential, and not disclose or divulge to any third party during
	the term of Second Party s Employment Agreement with the Company and
	for a period of five years thereafter, all information, including any
	formula, pattern, compilation, program, device, method, technique,
	process, schematic, drawing, whether in oral, written or electronic form,
	that describes the Technology which the Company has chosen not to patent
	or protect through any other form of generally accepted intellectual
	property protection (Information). For the purposes of this Agreement,
	the Information shall not include:
(a)	Information that Second Party disseminates with advance approval of
	the Company;
(b)	Information already in the possession of a third party and not
	disclosed to said third party by Second Party;
(c)	Information which is part of the public domain;
(d)	Information which is disclosed pursuant to a lawful requirement
	or good faith obligation to a governmental agency;
(e)	Information which was developed independently by the Second Party
	not in violation of this Agreement.
	6.	Non-Public Information. Second Party acknowledges that the
	Company is a public company which is reporting under the Securities
	Exchange Act of 1934, and accordingly, is subject to certain
	restrictions with regard to the dissemination of information which
	is otherwise not generally publicly available (Material Non-Public
	Information), including, but not limited to, the requirements of
	Regulation FD under the Securities Act of 1933, as amended.
	7.      Mediation. In the event the Company deems that Second Party
	has breached this Agreement, the Company and Second Party agree that
	prior to the Company pursuing its remedies under Paragraph 8 below,
	the Company and Second Party shall, in good faith, endeavor to resolve
	all claims or disputes arising from or relating to the terms of
	this Agreement, first by mediation. The mediation shall be
	conducted by a mediator selected by the parties, and shall
	be concluded not more than 10 business days following the
	Company s delivery of notice of breach to the Second Party
	(the Mediation Period). In the event the parties
	are unable to reach a resolution during the Mediation Period, or
	the mediation has not occurred or reached resolution within the
	Mediation Period, the Company shall then be entitled to immediately
	pursue injunctive relief and any other remedy in accordance with
	Paragraph 8. The parties acknowledge and agree that the Cure
	Period as defined in Paragraph 6.2 of the Employment Agreement
	between the Second Party and the Company to which this Agreement
	is attached as Exhibit D, shall run concurrently with (and not be
	in addition to) the Mediation Period.
	8.	Injunction and Damages.  Second Party agrees that this
	Agreement is important, material and gravely affects the effective
	and successful conduct of the business of the Company, and it also
	affects the Company s reputation and goodwill, and is necessary
	to protect the Company s Legitimate Business Interests.  The Second
	Party further recognizes and agrees that the Company will suffer
	irreparable injury in the event of Second Party s breach of any
	covenant or agreement contained in this Agreement and cannot be
	compensated by monetary damages alone.  Accordingly, the Second
	Party agrees that, in addition to and without limiting any other
	remedies or rights that the Company may have, the Company shall
	have the right to obtain injunctive relief,
	both temporary and permanent, against the Second Party from
	any court of competent jurisdiction (Court) if granted by
	the Court. In addition to said injunctive relief, the Company
	shall also be entitled to seek damages,
	including, but not limited to, compensatory, incidental, consequential,
	exemplary, and lost profits damages.  Second Party agrees to pay
	the Company s reasonable attorney s fees and costs for enforcement
	of this Agreement, if the Second Party breaches this Agreement.
	9.	Governing Law.  This Agreement shall be governed by and
	construed in accordance with the laws of the State of Florida.
	The parties agree that venue for enforcement of any type under
	this Agreement shall be in Sarasota County, Florida.
	10.	Survivors.  This Agreement survives after Second Party
	is no longer an employee of the Company.
	11.	Miscellaneous.  No change, addition, deletion, or amendment
	of this Agreement shall be valid or binding upon Second Party or the
	Company unless in writing and signed by Second Party and the Company.
	Upon approval of a majority of the Company s Board of Directors, the
	Company may waive a provision of this Agreement only in a writing
	signed by a representative of the Board of Directors of the Company
	and specifically stating what is waived. The rights of the Company
	under this Agreement may be assigned; however, the covenants and
	agreements of the Second Party pursuant to this Agreement cannot be
	assigned.  The title of this Agreement and the paragraph headings of
	this Agreement are not substantive parts of this Agreement and shall
	not limit or restrict the Agreement in any way.  In construing this
	Agreement, neither of the parties hereto shall have any term or provision
	of this Agreement construed against such party solely by reason of such
	party having drafted same as each provision of this Agreement is deemed
	by the parties to have been jointly drafted by the Company and Second Party.
	12.	Second Party Acknowledgment.  The Second Party acknowledges that
	Second Party has voluntarily and knowingly entered into this Agreement and
	that this Agreement encompasses the full and complete agreement between the
	parties with respect to the matters set forth herein.
Executed this __6th__ day of November, 2003.

	INVISA, INC.		SECOND PARTY


By:	___/s/ Joseph F. Movizzo__________	__/s/_Herbert M. Lustig___________
	Joseph F. Movizzo		 	Herb M. Lustig
	Director and Authorized Representative



By:	____/s/ Robert W. Knight____________
	Robert W. Knight
	Director and Authorized Representative